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                                                              EXHIBIT 10(iii)(K)

                                AMENDMENT TO THE
                        DALLAS SEMICONDUCTOR CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN


         THIS AMENDMENT is executed on this 31st day of October, 2000 by Dallas Semiconductor Corporation, a Delaware corporation (the "Company").

                                   WITNESSETH:

         WHEREAS, the Company has previously established the Dallas Semiconductor Corporation Employee Stock Purchase Plan (the "Plan"); and

         WHEREAS, the Company desires to amend the Plan to conform to changes the Internal Revenue Service requested from an unrelated employer with an employee stock purchase plan intended to be qualified under section 423 of the Internal Revenue Code of 1986, as amended; and

         WHEREAS, the Company may amend the Plan in accordance with Paragraph 17 of the Plan.

         NOW, THEREFORE, effective on November 1, 2000, the Plan is amended as follows:

1. Existing Paragraph 2(v) of the Plan is deleted in its entirety, and the following is substituted in its place:

                           "(v) "Subsidiary" shall mean a domestic or foreign
                  corporation of which not less than 50% of the total combined voting power of all classes of stock is held either by (i) the Company or (ii) any other corporation in an unbroken chain of corporations (beginning with the Company, and in which not less than 50% of the total combined voting power of all classes of stock is held by each corporation in the chain), without regard to whether such corporation now exists or is hereafter organized or acquired."

2. Existing Paragraph 6(a) of the Plan is deleted in its entirety, and the following is substituted in its place:

                           "(a) On the Grant Date of each Offering Period during
                  the term of the Plan, each Participant in such Offering Period shall be granted an option to purchase up to a number of whole Shares determined by dividing the percentage of such Participant's Compensation specified in the Participant's applicable Enrollment Agreement during the Offering Period by the Exercise Price; provided, however, that: (i) the number of Shares subject to such option shall be reduced, if necessary, to a number of Shares which would not exceed the limitations described in PARAGRAPH 3(b) or PARAGRAPH 10(a) hereof; and
                  (ii) notwithstanding any other provision herein, the maximum

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                  number of Shares that may be granted to any Participant during an Offering Period shall not exceed two thousand five hundred (2,500) Shares. The fair market value of a Share shall be determined as provided in PARAGRAPH 6(b)."

3. Existing Paragraph 9(b) of the Plan is deleted in its entirety, and the following is substituted in its place:

                           "(b) Upon termination of the Participant's Continuous
                  Status as an Employee of the Company for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his or her Payroll Deduction Account will be returned to such Participant and his or her option will be canceled; provided, however, that a Participant who goes on a leave of absence shall be permitted to remain in the Plan with respect to an Offering Period which commenced prior to the beginning of such leave of absence and each subsequent Offering Period, but only for so long as such Participant's leave of absence, measured from the first day of his or her leave of absence, has not exceeded the greater of
                  (i) ninety (90) days or (ii) the period during which such Participant's right to employment with the Company is guaranteed either by statute or contract (collectively, the "Statutory Period"). If such Participant is not guaranteed reemployment by contract or statute and the leave of absence exceeds ninety (90) days, such Participant shall be deemed to have terminated employment on the ninety-first (91st) day of such leave of absence."

4. Existing Paragraph 9(c) of the Plan is deleted in its entirety, and the following is substituted in its place:

                           "(c) Payroll deductions for a Participant on a paid
                  leave of absence will continue at the same rate as in effect prior to such leave and the Participant's option for the purchase of Shares will be automatically exercised pursuant to PARAGRAPH 7. Payroll deductions for a Participant on an unpaid leave of absence will cease as of the first day that the leave of absence is unpaid but will resume upon the Participant's return to work at the same rate as in effect prior to such leave and the Participant's option for the purchase of Shares will be automatically exercised pursuant to PARAGRAPH 7; provided, however, that if a leave of absence exceeds the Statutory Period, the Participant shall not be permitted to re-enter the Plan until a new Enrollment Agreement is filed with respect to the Offering Period which commences after such Participant has returned to work from such leave of absence. A Participant may elect to withdraw from the Plan pursuant to PARAGRAPH 9(a), at the beginning of either a paid or unpaid leave of absence."

5. A new Paragraph 10(d) is added to the end of existing Paragraph 10 of the Plan as follows:

                           "(d) A Participant who purchases Shares under this
                  Plan shall receive and be the transferee, at such time as the Shares are purchased, of

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                  substantially all of the rights of ownership of such Shares, in accordance with Treasury Regulations Section 1.421-1(f) as currently in effect or any successor to such Treasury Regulations. Such rights of ownership shall include the right to vote, the right to receive declared dividends, the right to share in the assets of Company in the event of liquidation, the right to inspect Company's books and the right to pledge or sell such Shares, subject to the restrictions on such rights in this Plan and the restrictions on such rights imposed by applicable law."

6. Existing Paragraph 13 of the Plan is amended by deleting the first two sentences of Paragraph 13 in their entirety, and the following sentence is substituted in their place:

                           "Neither payroll deductions credited to a
                  Participant's Payroll Deduction Account nor any rights with regard to the exercise of an option to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in PARAGRAPH 12 hereof) by the Participant, and an option granted to a Participant under this Plan will be exercisable during his or her lifetime and only by such Participant."

         IN WITNESS WHEREOF, DALLAS SEMICONDUCTOR CORPORATION has caused this instrument to be executed by a duly authorized officer on the date set forth above.

                                       DALLAS SEMICONDUCTOR CORPORATION


                                       /s/ Alan P. Hale
                                       -----------------------------------------
                                By     Alan P. Hale
                                       -----------------------------------------
                                Title  V. P. Finance & CFO
                                       -----------------------------------------